Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-151801, No. 333-120320, No. 333-157112, No. 333-163117) of Tower Group, Inc. of our report dated March 1, 2010, except for Notes 2 and 21, as to which the date is February 29, 2012 and March 1, 2011, respectively, with respect to the consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows of Tower Group, Inc. for the year ended December 31, 2009, and all related financial statement schedules which report appears in the December 31, 2011 Annual Report (Form 10-K) of Tower Group, Inc.

As discussed in Note 2, the consolidated financial statements for the year ended December 31, 2009 have been restated to give effect to the retrospective adoption of the Financial Accounting Standards Board’s new accounting standard related to accounting for costs associated with acquiring or renewing insurance contracts.

/s/ JOHNSON LAMBERT & Co. LLP

Falls Church, Virginia

February 29, 2012

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